Exhibit 99.1

Press Release

For Immediate Release

ITC Holdings Announces Pricing of Secondary Offering of Common Stock

Novi, Michigan — February 7, 2007 — ITC Holdings Corp. (NYSE: ITC) today announced that International Transmission Holdings Limited Partnership (the “partnership”) has agreed to sell 6,826,287 shares of ITC Holdings’ common stock in an underwritten registered secondary offering.

Credit Suisse Securities (USA) LLC is acting as the sole book running manager in the offering.

The partnership has also agreed to sell 1,323,247 shares of common stock in a registered offering directly to an investor in a negotiated transaction.  ITC Holdings will not receive any of the proceeds from these offerings.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offer, solicitation or sale will be made only by means of the prospectus supplement and the accompanying prospectus.

The shares sold by the partnership are registered pursuant to ITC Holdings’ automatic shelf registration statement which was filed with the Securities and Exchange Commission on January 17, 2007. A prospectus supplement relating to the offering by the partnership was filed with the Securities and Exchange Commission. Copies of the prospectus supplement and the accompanying base prospectus may be obtained from:

Credit Suisse Securities (USA) LLC, Credit Suisse, Prospectus Department, One Madison Avenue, New York, NY 10010, by calling toll-free 800.221.1037, or by faxing requests to 212.325.8057.

In addition, the partnership will distribute 2,125,520 shares of common stock to its general and limited partners. The limited partners intend to sell 2,115,947 of those shares of common stock to one or more investors.  The proceeds of the offering, together with 1,115,000 shares of common stock, will be distributed to the partners of the partnership upon the closing.  The shares described above represent all of the remaining shares of ITC Holdings owned by the partnership.

About ITC Holdings Corp.

ITC Holdings Corp. (NYSE: ITC) is in the business of electricity transmission infrastructure improvements as a means to improve electric reliability, reduce congestion and lower the overall cost of delivered energy. Through our operating subsidiaries, ITCTransmission and Michigan Electric Transmission Company (“METC”), we are the only publicly traded company engaged exclusively in the transmission of electricity in the United States. We are also the largest independent electric transmission company and the eighth largest electric transmission company in the country based on transmission load served. Our business strategy is to operate, maintain and invest in our transmission infrastructure in order to enhance system integrity and reliability and to reduce transmission constraints. By pursuing this strategy, we seek to reduce the overall cost of delivered energy for end-use consumers by providing them with access to electricity from the lowest cost electricity generation sources. ITCTransmission and METC operate contiguous, fully-regulated, high-voltage systems in Michigan’s Lower Peninsula, an area with a population of approximately 9.8 million people, that transmit electricity to local electricity distribution facilities from generating stations throughout Michigan and surrounding areas. Subsidiary ITC Grid Development, LLC expects to focus on partnering with local entities and utilities in regions where significant transmission improvements are needed. The first region in which ITC Grid Development, LLC expects to focus its efforts is the Great Plains region, specifically in Kansas, through the formation of its subsidiary ITC Great Plains, LLC. For more information on ITC Holdings Corp., please visit http://www.itc-holdings.com. For more information on ITCTransmission or METC, please visit http://www.itctransco.com or http://www.metcllc.com, respectively. For more information on ITC Great Plains, please visit http://www.itcgreatplains.com.

Safe Harbor Statement and Legal Disclaimer

This press release contains certain statements that describe our management’s beliefs concerning future business conditions and prospects, growth opportunities and the outlook for our business, including our business after the proposed acquisition, and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable. Such forward-looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things, the risks and uncertainties disclosed in our annual report on Form 10-K and our quarterly reports on Form 10-Q and Form 10-Q/A filed with the Securities and Exchange Commission from time to time.

Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. They speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in this press release and in our annual and quarterly reports will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise. (itc-ITC)

Investor/Analyst contact: Pat Wenzel (248.374.7200, pwenzel@itc-holdings.com)

Media contact: Lisa Aragon (248.835.9300, laragon@itc-holdings.com)

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